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                                                                Exhibit (h)(8)

                                                                 Dated as of:
                                                              August 13, 2008

                                   SCHEDULE A

                       TO THE EXPENSE LIMITATION AGREEMENT
                         BETWEEN THE COVENTRY GROUP AND
                    BOSTON TRUST INVESTMENT MANAGEMENT, INC.

                            OPERATING EXPENSE LIMITS



Fund Name                                  Maximum Operating Expense Limit*
----------                                 --------------------------------
Boston Balanced Fund                                    1.00%
Boston Equity Fund                                      1.00%
Boston Trust Small Cap Fund                             1.25%
Boston Trust Midcap Fund                                1.00%
Walden Social Balanced Fund                             1.00%
Walden Social Equity Fund                               1.00%
Walden Small Cap Innovations Fund                       1.25%






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* Expressed as a percentage of a Fund's average daily net assets.